                                                                EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 33-3760 and 333-2007) and Form S-8 (Nos. 33-00076, 333-16741 and
333-15755) of FPA Medical Management, Inc. of our report dated May 2, 1997, on the consolidated financial statements of AHI Healthcare System, Inc. for the year ended December 31, 1996, appearing in this Current Report on Form 8-K/A of FPA Medical Management, Inc.


DELOITTE & TOUCHE LLP


San Diego, California
May 29, 1997